Central Coast Bancorp Announces a 22.7% Increase in First Quarter Earnings per Share

SALINAS, CA -- 04/21/2005 -- Central Coast Bancorp (NASDAQ: CCBN), the holding company for Community Bank of Central California, today announced a 22.7% increase in diluted earnings per share for the first quarter of 2005 as per share earnings were $0.27 versus $0.22 in the prior year period. The Company also achieved record quarterly net income of $3,845,000 for an increase of 20.5% over the $3,192,000 reported in the first quarter of 2004. As compared to the fourth quarter of 2004, net income increased 24.6% over the $3,086,000 reported in that quarter and diluted earnings per share increased 17.4% over the $0.23 reported. All earnings per share and applicable share data for the 2004 periods have been adjusted for the five-for-four stock split distributed on February 28, 2005.

The annualized return on average equity and a return on average assets were 15.0% and 1.34%, as compared to 14.0% and 1.27% for the same period in 2004.

The Company ended the first quarter with total assets of $1,168,457,000, for an increase of $4,036,000 (0.3%) from the 2004 year-end balance of $1,164,661 and an increase of $147,235,000 (14.4%) from the $1,021,222,000 balance at March 31, 2004. At the end of the first quarter of 2005, total loans were $927,739,000, a slight decrease of $3,777,000 (0.4%) from year-end, but an increase of $153,214,000 (19.8%) on a year-over-year basis. Deposits at quarter-end totaled $1,051,166,000, which was essentially flat from the 2004 year-end balance. On a year-over-year basis, deposits increased $133,580,000 (14.6%).

"Our year-over-year growth in the major balance sheet items of assets, loans and deposits has been achieved internally and is reflective of the continuing strength of our community based banking franchise," stated Nick Ventimiglia, Chairman and CEO. He continued, "We are pleased with the record quarterly earnings and the 22.7% increase in per share earnings in this first quarter of 2005. The continuing actions to raise interest rates taken by the Federal Reserve Board through its Federal Open Market Committee (FOMC) have had a favorable impact on the Company's net interest margin. The Company's balance sheet is positioned such that further rate increases should continue to have a favorable impact on earnings going forward."

Financial Summary:

Interest income, net interest income, net interest margin and the efficiency ratio are discussed below on a fully taxable equivalent basis. These items have been adjusted to give effect to $297,000 and $272,000 in taxable equivalent interest income on tax-free investments in the three-month periods ending March 31, 2005 and 2004.

Net interest income for the first quarter of 2005 was $13,292,000, an increase of $2,956,000 (28.6%) from the first quarter of 2004. Interest income for the first quarter of 2005 was $16,865,000, an increase of $3,813,000 (29.2%) from the first quarter of 2004. Increases in both the average earning assets and the yields earned on the assets contributed to the substantial improvement in interest income. In the first quarter of 2005, average earning assets were $159,322,000 (17.0%) over the prior year period. This increase in volume of earning assets added $2,441,000 to interest income. The average yield increased 63 basis points to 6.22%, which added $1,372,000 to interest income. The yield on earning assets reflected an increase of 19 basis points from the 6.03% earned in the fourth quarter of 2004.

Interest expense in the first quarter of 2005 totaled $3,573,000, which was an increase of $857,000 (31.6%) over the first quarter of 2004. Rates paid on interest bearing liabilities have begun to move up on a year-over-year basis. The average rate paid on interest bearing liabilities in the first quarter of 2005 increased 24 basis points to 1.88% as compared to 1.64% in the year earlier period and increased 21 basis points from 1.67% in the fourth quarter of 2004. The higher rates increased interest expense by $353,000 from the year earlier period. Average balances of interest bearing liabilities in the first quarter of 2005 increased by $106,605,000 (16.1%) over the prior year period, which added $504,000 to interest expense.

The net interest margin for the first quarter of 2005 was 4.90% as compared to 4.87% for the fourth quarter of 2004 and 4.42% in the first quarter of 2004. If the FOMC continues to raise the interest rates, we would expect the net interest margin to improve slightly during the second quarter.

The Company provided $1,150,000 for loan losses in the first quarter of 2005 as compared to $65,000 in the first quarter of 2004. At March 31, 2005, nonperforming and restructured loans totaled $1,041,000 as compared to $835,000 at December 31, 2004 and $10,520,000 at March 31, 2004. The ratio of the allowance for loan losses to total loans was 1.86% at March 31, 2005, 1.75% at December 31, 2004 and 2.15% at March 31, 2004.

Noninterest income increased $136,000 (14.8%) in the first quarter of 2005 as compared to the first quarter of 2004. Much of the change was due to realizing a $12,000 gain on the sale of securities in 2005 as compared to a loss of $104,000 in 2004.

Noninterest expenses increased $667,000 (11.1%) to a total of $6,703,000 in the first quarter of 2005 as compared to the first quarter 2004. Noninterest expenses increased primarily due to increased business activity and the two branches added in 2004. The efficiency ratio for the period ended March 31, 2005 reflected a significant decrease to 46.7% from the 53.6% realized in the first quarter of 2004. The improvement in the efficiency ratio is the result of income growing at a faster rate than did the noninterest expenses.

During the first quarter of 2005, the Company repurchased 49,615 shares of its common stock at an average price of $17.60. The Company has 197,749 shares authorized for repurchase remaining under its February 2001 repurchase plan. The above shares have been adjusted for the five-for-four stock split distributed on February 28, 2005.

Central Coast Bancorp operates as a holding company for Community Bank of Central California. Community Bank, headquartered in Salinas, has fourteen branch offices located in: the Monterey County communities of Salinas (2), Monterey (2), Seaside, Marina, Castroville, Gonzales, Soledad and King City; the Santa Clara County community of Gilroy; the Santa Cruz County communities of Santa Cruz and Watsonville; and in the San Benito County community of Hollister. The Bank provides traditional deposit, lending, mortgage and commercial products and services to business and retail customers throughout the California Central Coast area.

Information on the Company and its subsidiary Bank may be obtained from the Company's website www.community-bnk.com. Copies of the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments thereto are available free of charge on the website as soon as they are filed with the SEC. To access these reports through a link to the Edgar reporting system simply select the "Central Coast Bancorp -- Corporate Profile" menu item, then click on the "Central Coast Bancorp SEC Filings" link. Section 16 insider filings can also be accessed through the website. Follow the same instructions and select "Central Coast Bancorp SEC Section 16 Reports."

Forward-Looking Statements

In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Changes to such risks and uncertainties, which could impact future financial performance, include, among others, (1) competitive pressures in the banking industry; (2) changes in the interest rate environment; (3) general economic conditions, nationally, regionally and in operating market areas, including a decline in real estate values in the Company's market areas; (4) the effects of terrorism, the threat of terrorism or the impact of potential military conflicts; (5) changes in the regulatory environment; (6) changes in business conditions and inflation; (7) changes in securities markets; (8) data processing problems; (9) variances in the actual versus projected growth in assets; (10) return on assets; (11) loan losses; (12) expenses; (13) rates charged on loans and earned on securities investments; (14) rates paid on deposits; and (15) fee and other noninterest income earned, as well as other factors. This entire press release and the Company's periodic reports on Forms 10-K, 10-Q and 8-K should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business.

                             CENTRAL COAST BANCORP
                     CONSOLIDATED CONDENSED FINANCIAL DATA
                                 (Unaudited)
             (Dollars in thousands, except share and per share data)

                                                      Three Months Ended
                                                            March
                                                      2005          2004
                                                -----------    -----------
Statement of Income Data
Interest income
   Loans (including fees)                       $    14,690    $    11,137
   Investment securities                              1,765          1,578
   Other                                                113             65
                                                -----------    -----------
       Total interest income                         16,568         12,780
                                                -----------    -----------
Interest expense
   Interest on deposits                               3,501          2,647
   Other                                                 72             69
                                                -----------    -----------
       Total interest expense                         3,573          2,716
                                                -----------    -----------
Net interest income                                  12,995         10,064
Provision for loan losses                             1,150             65
                                                -----------    -----------
Net interest income after
 provision for loan losses                           11,845          9,999

Noninterest income
   Service charges on deposits                          716            740
   Other                                                338            178
                                                -----------    -----------
       Total noninterest income                       1,054            918

Noninterest expenses
   Salaries and benefits                              4,124          3,564
   Occupancy                                            768            638
   Furniture and equipment                              532            483
   Other                                              1,279          1,351
                                                -----------    -----------
       Total noninterest expenses                     6,703          6,036
                                                -----------    -----------
Income before provision for income taxes              6,196          4,881
Provision for income taxes                            2,351          1,689
                                                -----------    -----------
       Net income                               $     3,845    $     3,192
                                                ===========    ===========

Common Share Data
  Earnings per share (adjusted for 5/4
   stock split distributed on February 28, 2005)
     Basic                                      $      0.28    $      0.23
     Diluted                                    $      0.27    $      0.22

     Weighted average
      shares outstanding                         13,946,000     13,630,000
     Weighted average
      shares outstanding - diluted               14,486,000     14,306,000
  Book value per share                          $      7.43    $      8.52
  Tangible book value                           $      7.43    $      8.52
  Shares outstanding                             14,084,000     10,862,000

                             CENTRAL COAST BANCORP
                      CONSOLIDATED CONDENSED FINANCIAL DATA
                                  (Unaudited)
                            (Dollars in thousands)

                                      March         Dec. 31       March
Balance Sheet Data                     2005          2004          2004
                                   -----------   -----------   -----------
Assets
  Cash and due from banks          $    37,828   $    49,068   $    45,612
  Federal funds sold                    17,107         9,029        20,901
  Available-for-sale securities
   - at fair value                     179,422       169,151       180,163
  Loans:
    Commercial                         242,361       261,408       205,349
    Real estate-construction            71,878        61,366        38,628
    Real estate-other                  601,749       594,507       519,010
    Consumer                            13,074        15,463        12,630
    Deferred loan fees, net             (1,323)       (1,228)       (1,092)
                                   -----------   -----------   -----------
        Total loans                    927,739       931,516       774,525
    Allowance for loan losses          (17,281)      (16,270)      (16,654)
                                   -----------   -----------   -----------
  Net loans                            910,458       915,246       757,871
  Premises and equipment, net            3,711         3,944         2,730
  Accrued interest receivable
   and other assets                     19,931        18,223        13,945
                                   -----------   -----------   -----------
Total assets                       $ 1,168,457   $ 1,164,661   $ 1,021,222
                                   ===========   ===========   ===========

Liabilities and Shareholders' Equity
  Deposits:
    Demand, noninterest bearing    $   263,933   $   344,244   $   239,958
    Demand, interest bearing           145,623       141,190       145,267
    Savings                            289,740       259,319       254,579
    Time                               351,870       306,615       277,782
                                   -----------   -----------   -----------
        Total Deposits               1,051,166     1,051,368       917,586

  Accrued interest payable
   and other liabilities                12,583        12,177        11,092
 Shareholders' equity                  104,708       101,116        92,544
                                   -----------   -----------   -----------
Total liabilities and
 shareholders' equity              $ 1,168,457   $ 1,164,661   $ 1,021,222
                                   ===========   ===========   ===========

Asset Quality
  Loans past due 90 days or
   more and accruing interest      $       348   $         -   $       236
  Nonaccrual loans                           -           102         9,468
  Restructured loans                       693           733           816
                                   -----------   -----------   -----------
    Total nonperforming assets     $     1,041   $       835   $    10,520
                                   ===========   ===========   ===========

  Allowance for loan losses
   to total loans                         1.86%         1.75%         2.15%
  Allowance for loan losses to NPL's      1660%         1949%          158%
  Allowance for loan losses to NPA's      1660%         1949%          158%

Regulatory Capital and Ratios
  Tier 1 capital                       105,240       100,473        90,233
  Total capital                        117,782       113,104       100,782
  Tier 1 capital ratio                    10.5%         10.0%         10.8%
  Total risk-based capital ratio          11.8%         11.2%         12.0%
  Tier 1 leverage ratio                    9.0%          9.1%          9.0%

                             CENTRAL COAST BANCORP
                     CONSOLIDATED CONDENSED FINANCIAL DATA
                                 (Unaudited)
                            (Dollars in thousands)

                                                      Three Months Ended
                                                            March
                                                      2005          2004
                                                ----------     ----------
Selected Financial Ratios
  Return on average total assets                      1.34%          1.27%
  Return on average shareholders' equity             15.01%         14.03%
  Net interest margin (tax equivalent basis)          4.90%          4.42%
  Efficiency ratio (tax equivalent basis)            46.72%         53.63%

Selected Average Balances
  Loans                                         $  906,798     $  750,714
  Taxable investments                              118,219        113,163
  Tax-exempt investments                            55,277         49,419
  Federal funds sold                                18,730         26,417
                                                ----------     ----------
    Total earning assets                        $1,099,024     $  939,713
                                                ----------     ----------
      Total assets                              $1,165,918     $1,008,129
                                                ----------     ----------

  Demand deposits - interest bearing            $  139,154     $  131,397
  Savings                                          288,395        252,526
  Time deposits                                    338,798        275,738
  Other borrowings                                   4,383          4,464
                                                ----------     ----------
    Total interest bearing liabilities          $  770,730     $  664,125
                                                ----------     ----------
  Demand deposits - noninterest bearing         $  282,542     $  246,703
                                                ----------     ----------
  Shareholders' equity                          $  103,864     $   91,498
                                                ----------     ----------

Contact:
Robert Stanberry
Chief Financial Officer
(831) 422-6642